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                                                                   EXHIBIT(b)(4)

                             SECURED PROMISSORY NOTE
                               (ACQUISITION LOAN)


$25,000,000                                                     January 14, 2003
                                                          Greeneville, Tennessee


                  FOR VALUE RECEIVED, the undersigned, LANDAIR ACQUISITION CORPORATION, a Tennessee corporation (referred to herein as "Maker"), promises to pay to the order of FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America ("Payee"; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as "Holder"), at the office of Payee at 2841 E. Andrew Johnson Highway, Greeneville, Tennessee 37745, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of up to TWENTY FIVE MILLION DOLLARS ($25,000,000), payable in full on the earlier of (i) March 5, 2003, or (ii) the effective time of the merger of Maker with Landair Corporation, together with interest on the aggregate unpaid principal balance of the Acquisition Loan evidenced hereby at the LIBOR Rate (as hereinafter defined), determined as of the date hereof, plus two hundred seventy five (275) basis points, pursuant to the terms of that certain Loan and Security Agreement dated as of January 14, 2003, by and among Maker and the Payee (as the same may be amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time, the "Acquisition Loan Agreement," capitalized terms used but not otherwise defined herein shall have the same meanings as in the Acquisition Loan Agreement).

                  The "LIBOR Rate" shall mean the London InterBank Offered Rate of interest for an interest period of one (1) month, as reported in The Wall Street Journal published on January 23, 2003. Each change in the rate which results from a change in the LIBOR Rate shall become effective, without notice to the undersigned, on the same day following any change in the LIBOR Rate; provided, however, that if The Wall Street Journal is not published on such date, the LIBOR Rate shall be determined by reference to The Wall Street Journal last published immediately preceding such date.

                  Notwithstanding any other provision hereof, in no event shall the rate of interest payable in respect of the indebtedness evidenced hereby exceed the maximum rate of interest from time to time allowed to be charged by applicable law (the "Maximum Rate"). Interest shall be calculated on the basis of a 360-day year for each day that all or any part of the indebtedness evidenced hereby shall be outstanding, to the extent permitted by applicable law.

                  All payments in respect of the indebtedness evidenced hereby shall be made in collected funds, and shall be applied to principal, accrued interest and charges and expenses owing under or in connection with this Note in such order as Holder elects, except that payments shall be applied to accrued interest before principal.

                  The indebtedness evidenced hereby may be prepaid at any time without penalty.

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                  Time is of the essence of this Note. It is hereby expressly agreed that in the event that any Event of Default, as defined in the Acquisition Loan Agreement, shall occur; or should any default or event of default occur under any other instrument or document now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced hereby, subject to applicable cure periods; then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Acquisition Loan Agreement or under any other instrument, document or agreement now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, in accordance with the terms of the Acquisition Loan Agreement and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any default as set forth herein, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at a rate (the "Default Rate") equal to the lesser of (i) the rate that is four percentage points (4%) in excess of the interest rate designated from time to time by Payee as its "Base Rate," which rate shall be adjusted on each day that said "Base Rate" changes, or (ii) the Maximum Rate, regardless of whether there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default.

                  To the extent permitted by applicable law, Maker shall pay to Holder a late charge equal to four percent (4%) of any payment hereunder that is not received by Holder within fifteen (15) days of the date on which it is due, in order to cover the additional expense incident to the handling and processing of delinquent payments; provided, however, that nothing in this provision shall be deemed to waive any other right or remedy of the Holder hereof by reason of Maker's failure to make payments when due hereunder.

                  In the event this Note is placed in the hands of an attorney for collection or for enforcement or protection of the security, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby or the enforcement or protection of the security, Maker and any indorsers hereof agree to pay a reasonable attorney's fee, all court and other costs and the reasonable costs of any other collection efforts.

                  Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. Unless otherwise specifically agreed by Holder in writing, the liability of Maker and all other persons now or hereafter liable for payment of the indebtedness evidenced hereby, or any portion thereof, shall not be affected by
(1) any renewal hereof or other extension of the time for payment of the indebtedness evidenced hereby or any amount due in respect thereof, (2) the release of all or any part of any collateral now or hereafter securing the payment of the indebtedness evidenced


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hereby or any portion thereof, or (3) the release of or resort to any person now or hereafter liable for payment of the indebtedness evidenced hereby or any portion thereof. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                  The indebtedness and other obligations evidenced by this Note are secured by (1) the Acquisition Loan Agreement, (2) the Guaranty Agreement dated as of the date hereof executed by Scott M. Niswonger and John A. Tweed (the "Guarantors"), guaranteeing the payment of accrued interest only, (3) the Pledge Agreement dated as of the date hereof executed by the Maker, and the Guarantor, and (4) certain other instruments and documents, as more particularly described in the Loan Agreement.

                  All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the interest and loan charges agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. If for any reason whatsoever the interest or loan charges paid or contracted to be paid in respect of the indebtedness evidenced hereby shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then, ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Holder that exceed such maximum amounts shall be applied to the reduction of the principal balance remaining unpaid hereunder and/or refunded to Maker so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced hereby exceed the maximum amounts permitted from time to time by applicable law. This provision shall control every other provision in any and all other agreements and instruments now existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

                  This Note has been negotiated, executed and delivered in the State of Tennessee, and is intended as a contract under and shall be construed and enforceable in accordance with the laws of said state, except to the extent that Federal law may be applicable to the determination of the Maximum Rate.

                  As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. In the event that more than one person, firm or entity is a maker hereunder, then all references to "Maker" shall be deemed to refer equally to each of said persons, firms, or entities, all of whom shall be jointly and severally liable for all of the obligations of Maker hereunder.


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                  IN WITNESS WHEREOF, the undersigned Maker has caused this Note to be executed by its duly authorized officer as of the date first above written.

                                            MAKER:


                                            LANDAIR ACQUISITION CORPORATION


                                            By: /s/ Scott M. Niswonger
                                               ---------------------------------

                                            Title: Secretary
                                                  ------------------------------


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